EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/Amendment 5 (File No. 333- 205358) of HELPFUL ALLIANCE COMPANY, a Florida corporation (the “Company”), of our report dated June 29, 2015, restated as of November 10, 2015, relating to the financial statements of the Company which appears in such amended Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such amended Registration Statement.

/s/ Green & Company, CPAs
Green & Company, CPAs
Temple Terrace, Florida
April 7, 2016